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                                                  EXHIBIT 23.3


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated April 9, 1996 on the consolidated balance sheet of FrontierVision Partners, L.P., included in or made part of this Form S-1 registration statement.

                                        ARTHUR ANDERSEN LLP

Denver, Colorado
      September 18, 1996